Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

July 3, 2014                                                                For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Schedules Second Quarter 2014 Earnings Conference Call and Webcast

Wheeling, WV… WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced that it will issue a press release highlighting the Company's financial results for the second quarter of 2014 after the close of business on Wednesday, July 23, 2014.  Management will also host a conference call to discuss the Company's financial results for the second quarter of 2014 on Thursday, July 24, 2014 at 11:00 a.m. E.D.T.

Callers wishing to participate should access the call by dialing 1-877-870-4263 or 1-412-317-0790 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at http://www.videonewswire.com/event.asp?id=99933. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

A replay of the call will be available from 1:00 p.m. E.D.T. on the day of the call until 9:00 a.m. E.D.T. on Friday, August 1, 2014.  The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers.  The replay conference number is 10048942.

About WesBanco, Inc.

WesBanco is a multi-state bank holding company with total assets of approximately $6.2 billion, operating through 120 branch locations and 106 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.